Exhibit 5.1

Proskauer Rose LLP Eleven Times Square, New York, New York 10036-8299

May 14, 2014

RCS Capital Corporation

405 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

We are acting as counsel to RCS Capital Corporation, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form S-4 (Registration No. 333-194804), as amended (the “Registration Statement”), relating to the registration of shares of Class A common stock, par value $0.001 per share, of the Company (the “Common Shares”), with a proposed maximum aggregate offering price of $51,858,441, to be issued by the Company pursuant to the transactions contemplated by the Agreement and Plan of Merger dated as of October 27, 2013, as amended (the “Merger Agreement”), among the Company, Zoe Acquisition, LLC, a Delaware limited liability company, and Investors Capital Holdings, Ltd., a Delaware corporation.

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the Merger Agreement in the form filed as Exhibit 2.1 to the Registration Statement as filed with the Commission on October 28, 2013; (ii) the Second Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement as filed with the Commission on April 7, 2014; (iii) the Second Amended and Restated By-laws of the Company in the form filed as Exhibit 3.2 to the Registration Statement as filed with the Commission on January 7, 2014; (iv) certain of the resolutions of the board of directors of the Company; (v) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein; and (vi) such other documents and instruments as we have deemed necessary or appropriate for purposes of this opinion.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that when the Registration Statement has become effective under the Securities Act and when and if the Common Shares have been issued under the circumstances contemplated in the Merger Agreement and in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are qualified in the following respects:

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May 14, 2014

(1)          We have assumed: (A) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies as we considered necessary or appropriate for enabling us to express the opinion set forth above; (B) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; and (C) on the date the Common Shares will be issued pursuant to the Merger Agreement, the Company will have sufficient authorized but unissued shares of Common Stock. The Company has represented to us that it has at least 71,682,763 authorized but unissued shares of Common Stock on the date hereof.

(2)          This opinion is based upon and expressly limited to the General Corporation Law of the State of Delaware, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto, or to the effect of, the laws of any other jurisdiction or as to matters of local law or the laws of local governmental departments or agencies within the State of Delaware. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PROSKAUER ROSE LLP